UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2019 (September 9, 2019)
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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2019, the Federal Home Loan Bank of Indianapolis (Bank) announced that it received two eligible nominations for two open Michigan Member Director seats on its Board of Directors (Board). Because the Bank received as many nominations as there are open seats for Michigan Member Directors on its Board, pursuant to 12 C.F.R. § 1261.8(c), the two nominees for the Michigan Member Director seats were deemed elected to the Board without further action.

The nominees elected for the Michigan Member Director seats are Brian D.J. Boike, EVP and Treasurer of Flagstar Bank, FSB, Troy, Michigan; and Michael J. Manica, Vice Chairman and Director of United Bank of Michigan, Grand Rapids, Michigan. Each was elected for a four-year term beginning January 1, 2020.

The 2020 Board Committee assignments for Messrs. Boike and Manica will be determined at an upcoming meeting of the Board and will be disclosed on an amendment to this filing on Form 8-K/A.

The newly elected directors will be paid director fees and reimbursed expenses in accordance with the Bank's Directors' Compensation and Expense Reimbursement Policy as in effect from time to time during their term. The Bank's 2020 Directors' Compensation and Expense Reimbursement Policy is expected to be approved by the Board on or about September 20, 2019, and will be filed on a Form 8-K following review and non-objection by the Federal Housing Finance Agency.

There are no arrangements or understandings between any of the elected directors and any other persons pursuant to which that director was selected. The Bank does not extend credit to or conduct other business transactions with the Bank's directors.

The Bank is a cooperative institution and owning shares of the Bank's Class B common stock is generally a prerequisite to transacting business with the Bank. As such, the Bank is wholly-owned by financial institutions that are also customers (with the exception of shares held by former members, or their legal successors, in the process of redemption). In addition, the Bank's member directors serve as officers and/or directors of members, and the Bank conducts its advances and mortgage purchase business almost exclusively with members. Therefore, in the normal course of business, the Bank extends credit to and purchases mortgage loans from members with officers or directors who may serve as the Bank's member directors. However, such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank (i.e., other members), and that do not involve more than the normal risk of collectability or present other unfavorable terms.

Also, in the normal course of business, some member directors and independent directors are officers of entities that may directly or indirectly participate in the Bank's Affordable Housing Program (AHP). All AHP transactions, however, including those involving (i) a member (or its affiliate) that owns more than 5% of the Bank's Class B common stock, (ii) a member with an officer or director who is a director of the Bank, or (iii) an entity with an officer, director or general partner who serves as a director of the Bank (and that has a direct or indirect interest in the AHP transaction), are subject to the same eligibility and other program criteria and requirements and the same Federal Housing Finance Agency regulations governing AHP operations.

Mr. Boike is an executive officer of Flagstar Bank, FSB, our largest shareholder, which owned approximately 13.4% of our outstanding shares of Class B common stock as of August 31, 2019. However, due to the statutory limits on each shareholder's voting rights, no shareholder has more than 1% of the voting power of the Bank's Class B common stock in the 2019 Director election.

Item 9.01. Financial Statements and Exhibits

A copy of the letter to stockholders announcing that Brian D.J. Boike and Michael J. Manica were elected as Michigan Member Directors, which was emailed on September 9, 2019, is furnished as Exhibit 99.1 and incorporated by reference in this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2019

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - Chief Executive Officer

By:	/s/DERON J. STREITENBERGER
Deron J. Streitenberger
Executive Vice President - Chief Business Operations Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter to stockholders announcing Michigan member election results, dated September 9, 2019